UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On June 21, 2024, the stockholders of Fossil Group, Inc. (the “Company”) approved the Fossil Group, Inc. 2024 Long-Term Incentive Plan (the “2024 Plan”). The Board of Directors of the Company had previously approved the 2024 Plan, subject to stockholder approval. The material terms of the 2024 Plan are summarized in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 10, 2024 (the “Proxy Statement”), which description is incorporated by reference herein. This description of the 2024 Plan is qualified in its entirety by reference to the actual terms of the 2024 Plan, a complete copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on June 21, 2024 to (i) elect nine directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”), (ii) hold an advisory vote on executive compensation (“Proposal 2”), (iii) vote on a proposal to approve the Fossil Group, Inc. 2024 Long-Term Incentive Plan (“Proposal 3”), (iv) vote on a proposal to amend the Company’s certificate of incorporation to effect a reverse stock split, with the exact ratio of, effective time of and decision to implement the reverse stock split at the discretion of the Board of Directors (“Proposal 4”) and (v) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 (“Proposal 5”). For more information about the foregoing proposals, see the Proxy Statement.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non-Votes
Proposal 1
Mark R. Belgya	23,509,478	1,818,918	73,619	8,828,714
Jeffrey N. Boyer	24,852,577	475,808	73,630	8,828,714
Pamela B. Corrie	25,026,054	304,041	71,920	8,828,714
Susie Coulter	23,517,395	1,811,000	73,620	8,828,714
Eugene I. Davis	25,024,400	305,677	71,938	8,828,714
Kim H. Jones	23,303,998	2,022,641	75,376	8,828,714
Kevin Mansell	23,325,435	2,003,257	73,323	8,828,714
Marc R. Y. Rey	23,501,291	1,826,873	73,851	8,828,714
Gail B. Tifford	23,143,043	2,185,358	73,614	8,828,714

Proposal 2	24,490,366	832,667	78,981	8,828,715

Proposal 3	17,702,824	6,573,284	1,125,907	8,828,714

Proposal 4	31,536,207	2,614,999	79,523	—

Proposal 5	33,776,336	229,242	225,149	—

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document Description
10.1	Fossil Group, Inc. 2024 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2024

FOSSIL GROUP, INC.

	By:	/s/ SUNIL M. DOSHI
Sunil M. Doshi
Executive Vice President, Chief Financial Officer and Treasurer